UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 26, 2006

IOMED, Inc.

(Exact name of registrant as specified in its charter)

Utah	1-14059	87-0441272
(State or other jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or organization)	File Number)	Identification No.)

2441 South 3850 West, Salt Lake City, Utah		84120
(Address of principal executive offices)		(Zip Code)

(801) 975-1191

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                               Election of Director

Effective May 26, 2006, IOMED, Inc.’s Board of Directors appointed D. Stephen Antion to the Board, increasing the Board to six members.  Mr. Antion will serve as a Class II director of the Company until the 2008 annual meeting of shareholders.  There is no agreement or understanding between Mr. Antion and any other person pursuant to which he was appointed to the Board.  Mr. Antion is not a party to any transactions with the Company that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Antion, 44, is currently President of Ridgestone Corporation, a private equity firm that is engaged in the business of investing in middle market companies, which owns 19.8% of the Company’s outstanding common shares.  Ridgestone is the Company’s largest shareholder.

A copy of the press release announcing Mr. Antion’s appointment is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporate herein by reference.

Item 9.01                               Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit Number	Description
99.1*	Press Release Dated May 26, 2006.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: May 30, 2006	Iomed, Inc.

	By:	/s/ Robert J. Lollini
Robert J. Lollini
President and Chief Executive Officer